Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares Trust

(Amended as of December 5, 2013)

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares Emerging Markets Infrastructure ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	June 30, 2015

iShares National AMT-Free Muni Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	June 30, 2015

iShares MSCI ACWI ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares MSCI ACWI ex U.S. ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares Core MSCI Total International Stock ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2014

iShares Currency Hedged MSCI EAFE ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	November 30, 2015

iShares Currency Hedged MSCI Germany ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2015

iShares Currency Hedged MSCI Japan ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2015

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iSharesBond 2016 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond 2018 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond 2019 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond 2020 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iSharesBond 2023 Corporate Term ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other funds advised by BFA or its affiliates.	Upon the termination date of the fund

iShares Australian Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares British Pound ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Canadian Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Chinese Offshore Renminbi ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Euro ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Japanese Yen ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Mexican Peso ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares New Zealand Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Norwegian Krone ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Singapore Dollar ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Swedish Krona ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Swiss Franc ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Thai Offshore Baht ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares Turkish Lira ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies advised by BFA, or its affiliates.	December 31, 2015

iShares MSCI EAFE Minimum Volatility ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	December 31, 2014

iShares Human Rights ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.19%.	December 31, 2015

iShares Morningstar Multi-Asset Income ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.60%.	December 31, 2014

iShares GNMA Bond ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other registered investment companies.	December 31, 2015

iShares GNMA Bond ETF	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.20%.	December 31, 2013

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2014

iShares MSCI Emerging Markets Latin America ETF	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

(all percentages are expressed as a percentage of average daily net assets)

Fund	Advisory Fee Waiver	Last Day of Term
iShares Conservative Allocation ETF	0.14%	November 30, 2014
iShares Moderate Allocation ETF	0.14%	November 30, 2014
iShares Growth Allocation ETF	0.14%	November 30, 2014
iShares Aggressive Allocation ETF	0.14%	November 30, 2014
iShares Target Date Retirement Income ETF	0.14%	November 30, 2014
iShares Target Date 2010 ETF	0.14%	November 30, 2014
iShares Target Date 2015 ETF	0.14%	November 30, 2014
iShares Target Date 2020 ETF	0.14%	November 30, 2014
iShares Target Date 2025 ETF	0.14%	November 30, 2014
iShares Target Date 2030 ETF	0.14%	November 30, 2014
iShares Target Date 2035 ETF	0.14%	November 30, 2014
iShares Target Date 2040 ETF	0.14%	November 30, 2014
iShares Target Date 2045 ETF	0.14%	November 30, 2014
iShares Target Date 2050 ETF	0.14%	November 30, 2014
iShares Treasury Floating Rate Bond ETF	0.15%	February 28, 2015

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Jack Gee	By:	/s/ Edward Baer
	Jack Gee		Edward Baer
	Chief Financial Officer, iShares Trust		Managing Director

Dated: December 5, 2013

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]